                            DANIELSON ASSOCIATES INC.
                            6110 EXECUTIVE BOULEVARD
                                   SUITE 504
                         ROCKVILLE, MARYLAND 20852-3903
                              TEL: (301) 468-4884
                              FAX: (301) 468-0013


                                                             PITTSBURGH OFFICE
                                                             -----------------
                                                            TEL: (412) 262-3207

                                                                  Exhibit 23(e)

        We hereby consent to the reference to our name appearing herein under the captions entitled "SUMMARY-REASONS FOR THE MERGER - FIRST-KNOX & OPINION OF DANIELSON" and "THE MERGER-OPINION OF DANIELSON." We further consent to the use of our letter to the Board of Directors of First-Knox concerning the fairness of the financial terms of the proposed merger, appearing as Appendix E to the Prospectus/Proxy Statement contained herein.


                                                ARNOLD G. DANIELSON
                                                -------------------------------
                                                Arnold G. Danielson, Chairman

Rockville, Maryland
February 11, 1997